Exhibit (h)(30)

THIRD AMENDMENT TO
RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
FOR TIAA-CREF FUNDS OF FUNDS AS ACQUIRING FUNDS
AND NUVEEN FUNDS/ETFS AS ACQUIRED FUNDS

THIS AMENDMENT (the “Amendment”), dated as of March 20, 2026 (the “Amendment”), amends the Rule 12d1-4 Fund of Funds Investment Agreement for TIAA-CREF Funds of Funds as Acquiring Funds and Nuveen Funds/ETFs as Acquired Funds (the “Agreement”), dated January 19, 2022, as amended on January 19, 2023 and July 12, 2024, among the Acquiring Trust, on behalf of itself and the Acquiring Funds, and the Acquired Trusts, each on behalf of itself and its Acquired Funds. Capitalized terms used in the Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement and agree that the Amendment will be effective as of March 20, 2026.

NOW THEREFORE, the parties agree as follows.

1.	Schedule A is hereby deleted and replaced with the Schedule A hereto.

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TIAA-CREF Funds
on behalf of each Acquiring Fund

Signature: /s/ Rachael Zufall

Name: Rachael Zufall

Title: Vice President and Secretary

Nuveen Multistate Trust I
Nuveen Multistate Trust II
Nuveen Multistate Trust III
Nuveen Multistate Trust IV
Nuveen Municipal Trust
Nuveen Investment Funds, Inc.
Nuveen Investment Trust
Nuveen Investment Trust II
Nuveen Investment Trust III
Nuveen Investment Trust V
Nuveen Managed Accounts Portfolios Trust

NuShares ETF Trust
on behalf of each Acquired Fund

Signature: /s/ Mark Czarniecki

Name: Mark J. Czarniecki

Title: Vice President

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SCHEDULE A

Acquiring Funds to Which the Agreement Applies

(Amended as of March 20, 2026)

TIAA-CREF Funds

--all existing and future series within the Nuveen Lifecycle Funds suite
--all existing and future series within the Nuveen Lifecycle Index Funds suite
--all existing and future series within the Nuveen Lifestyle Funds suite
--Nuveen Managed Allocation Fund
--Nuveen Core Bond Fund
--Nuveen Core Plus Bond Fund
--Nuveen High Yield Fund

TIAA-CREF Life Funds

--Nuveen Life Balanced Fund

A-1